DSW Inc. Reports Second Quarter 2012 Financial Results

•	Second quarter sales increase 7.5% to $512.2 million; comparable sales increase 4.2%

•	First six months sales increase 9.3% to $1,070.8 million; comparable sales increase 6.0%

•	Including $0.01 of charges related to RVI, second quarter Reported EPS is $0.65 per share

•	Second quarter Adjusted EPS of $0.66 per share, above prior guidance of $0.60 to 0.64 per share

•	Company reiterates full year EPS guidance of $3.25 to $3.40, excluding one-time items from RVI

•	Board of Directors approves quarterly dividend of $0.18 per share

COLUMBUS, Ohio, August 21, 2012 - DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the three-month and six-month periods ended July 28, 2012, which compares to the three-month and six-month periods ended July 30, 2011.
“Our second quarter results surpassed our updated guidance and our performance for the first six months of the year is on track with our annual earnings target,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc. “During the spring season, we reported solid comp sales increases across all categories of our business, reflecting our ongoing ability to identify and interpret trends that resonate with our customers. We ended the season with inventory in good shape in terms of level, content and currency. We remain excited about our business as we begin the second half of the year, during which we will open another 27 new stores. Consumers continue to favor our consistent value proposition, our strong selection of brands and our unique service model. We are well positioned for solid growth in fiscal 2012 and beyond.”

Second Quarter Operating Results

•	Sales increased 7.5% to $512.2 million compared to last year's second quarter sales of $476.3 million.

•	Comparable sales for the second quarter 2012 increased by 4.2%. This follows an increase of 12.3% in comparable sales in the second quarter of 2011.

•
Reported net income was $29.3 million, or $0.65 per diluted share on 45.3 million weighted average shares outstanding, which included a $0.7 million after-tax net charge related to RVI. This compares to Reported net income in the second quarter of 2011 of $139.9 million, or $3.96 per diluted share on 35.4 million weighted average shares outstanding, which included a net benefit of $106.2 million related to the merger with RVI.

•	Net income, adjusted for the impact of items related to RVI was $30.1 million, or $0.66 per diluted share on

45.4 million weighted average shares outstanding. This compares to Adjusted net income for the same period last year of $33.7 million, or $0.74 per diluted share on 45.3 million weighted average shares outstanding.

Six-Month Operating Results

•	Sales increased 9.3% to $1,070.8 million from $979.9 million for the first six months of 2011.

•	Comparable sales for the first six months increased 6.0%. This follows an increase of 11.5% in comparable sales for the first six months of 2011.

•
Reported net income was $69.2 million, or $1.54 per diluted share on 45.0 million weighted average shares outstanding, which included a $5.0 million after-tax net charge related to RVI. This compares to Reported net income in the first six months of 2011 of $101.7 million, or $3.54 per diluted share on 28.7 million weighted average shares outstanding, which included a net benefit of $28.5 million related to the merger with RVI.

•
Net income, adjusted for the impact of items related to RVI was $74.2 million, or $1.64 per diluted share on 45.3 million weighted average shares outstanding. This compares to Adjusted net income for the same period last year of $73.3 million, or $1.62 per diluted share on 45.3 million weighted average shares outstanding.

Second Quarter Balance Sheet Highlights

•	Cash and investments totaled $485 million compared to $418 million at the end of the second quarter 2011, an increase of 16.0%.

•
Inventories were $367 million compared to $318 million at the end of the second quarter of 2011, an increase of 15.4%, in line with expectations. On a cost per square foot basis, inventories in DSW stores increased by 6.5% at the end of quarter. Adjusting for our 27 new store openings and the earlier arrival of last year's fall receipts, inventories per square foot are flat over last year.

•	The company did not repurchase any shares under its $100 million share buyback program this quarter.

Regular Dividend

On August 17, 2012, DSW's Board of Directors approved the Company's quarterly cash dividend payment of $0.18 per share. The dividend will be paid on September 28, 2012 to shareholders of record at the close of business on September 18, 2012.

Fiscal 2012 Annual Outlook
The Company is reiterating its annual 2012 earnings and comparable sales guidance. The Company continues to expect Adjusted diluted earnings per share in the range of $3.25 to $3.40 for the 53-week year ending February 2, 2013 compared to Adjusted diluted earnings per share of $3.00 for the 52-week year ended January 28, 2012. The

Company continues to expect a mid-single digit comparable sales increase for the year. Please note that the Company's guidance does not include any share repurchase activity under its $100 million share repurchase program nor the impact of the mark-to-market adjustment on the warrants and one-time items related to RVI. Only the minimal ongoing operating expenses related to RVI are included in the Adjusted earnings guidance for Fiscal 2012.

Webcast and Conference Call
To hear the Company's live earnings conference call, log on to http://www.dswinc.com/ today at 8:30 AM Eastern, or call (800) 860-2442. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial (877) 344-7529, followed by conference number 10017221. An audio replay of the conference call, as well as additional financial information, will also be available at http://www.dswinc.com/.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids.  As of August 21, 2012, DSW operated 338 stores in 41 states and operated an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com.  DSW also supplied footwear to 344 leased locations in the United States.  For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and "like" DSW on Facebook at http://www.facebook.com/DSW.

DSW INC.
Q2 SEGMENT RESULTS

Net sales by reportable segment:

	Three months ended			Six months ended
	July 28, 2012	July 30, 2011	% increase	July 28, 2012	July 30, 2011	% increase
	(in millions)			(in millions)

DSW	$482.2	$442.1	9.1%	$1,003.4	$904.5	10.9%
Leased Business Division	30.0	34.2	(12.3)%	67.4	75.4	(10.6)%
Total DSW Inc.	$512.2	$476.3	7.5%	$1,070.8	$979.9	9.3%

Comparable sales change by reportable segment:

	Three months ended		Six months ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011

DSW	4.3%	13.0%	6.2%	11.9%
Leased Business Division	3.5%	3.7%	2.9%	6.7%
Total DSW Inc.	4.2%	12.3%	6.0%	11.5%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our "Fiscal 2012 Annual Outlook," are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; disruption of our distribution and fulfillment operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our “DSW Rewards” program to drive traffic, sales and customer loyalty; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; uncertain general economic conditions; our reliance on foreign sources for merchandise and risks inherent to international trade; risks related to our cash and investments; and the realization of risks related to the merger with RVI, including risks related to pre-merger RVI guarantees of certain Filene's Basement leases. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of	As of
	July 28, 2012	January 28, 2012

Assets
Cash and equivalents	$61,059	$79,003
Short-term investments	319,910	296,697
Accounts receivable, net	24,788	16,996
Inventories	367,228	334,390
Prepaid expenses and other current assets	23,870	24,448
Deferred income taxes	119,746	116,473
Total current assets	916,601	868,007

Property and equipment, net	253,099	235,726
Long-term investments	103,791	53,858
Goodwill	25,899	25,899
Deferred income taxes		15,653
Other assets	8,285	8,757
Total assets	$1,307,675	$1,207,900

Liabilities and shareholders' equity
Accounts payable	$152,378	$151,248
Accrued expenses	111,127	126,998
Warrant liability		29,303
Total current liabilities	263,505	307,549

Non-current liabilities	142,872	113,764
Total shareholders' equity	901,298	786,587
Total liabilities and shareholders' equity	$1,307,675	$1,207,900

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and
RECONCILIATION OF ADJUSTED RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Adjustments	Three months ended
	July 28, 2012			July 28, 2012
	Reported			Adjusted
Net sales	$512,218			$512,218
Cost of sales	(351,973)			(351,973)
Operating expenses	(112,118)	(1)	$(67)	(112,185)
Change in fair value of derivative instruments	(779)	(2)	779
Operating profit	47,348		712	48,060
Interest income, net	496			496
Income from continuing operations before income taxes	47,844		712	48,556
Income tax provision	(18,526)	(3)	28	(18,498)
Net income	$29,318		$740	$30,058

Diluted shares used in per share calculations:	45,256	(4)		45,376

Diluted earnings per share:
Diluted earnings per share from continuing operations	$0.65			$0.66
Diluted earnings per share	$0.65			$0.66

Notes:

1)	Reflects favorable resolution of other miscellaneous RVI matters

2)	Change in fair value of derivative instruments, which relate to RVI's warrants

3)	Reflects impact of RVI-related tax expense

4)
The Reported weighted average shares outstanding represent DSW Class A Common Shares and Class B Common Shares as well as dilutive instruments. Adjusted shares used in the per share calculations reflect DSW's weighted average shares outstanding and assume full exercise of warrants at the beginning of the period.

	Three months ended		Adjustments	Three months ended
	July 30, 2011			July 30, 2011
	Reported			Adjusted
Net sales	$476,310			$476,310
Cost of sales	(320,758)			(320,758)
Operating expenses	(106,628)	(1)	$6,103	(100,525)
Change in fair value of derivative instruments	(22,943)	(2)	22,943
Operating profit	25,981		29,046	55,027
Interest (expense) income, net	(4,918)	(3)	5,404	486
Income from continuing operations before income taxes	21,063		34,450	55,513
Income tax benefit (provision)	124,640	(4)	(146,457)	(21,817)
Income from continuing operations	145,703		(112,007)	33,696
Total income from discontinued operations, net of tax	168	(5)	(168)
Net income	145,871		(112,175)	33,696
Less: net income attributable to the noncontrolling interests	(6,001)	(6)	6,001
Net income, net of noncontrolling interests	$139,870		$(106,174)	$33,696

Diluted shares used in per share calculations:	35,360	(7)		45,313

Diluted earnings per share:
Diluted earnings per share from continuing operations	$3.95			$0.74
Diluted earnings per share from discontinued operations	$0.01
Diluted earnings per share	$3.96			$0.74

Notes:

1)	Reflects DSW and RVI transaction costs and RVI-related expenses

2)	Change in fair value of derivative instruments, which relate to RVI’s Premium Income Exchangeable Securities (“PIES”) and warrants to purchase DSW or RVI (prior to the merger) common shares

3)	Interest expense related to PIES and RVI debt

4)	Reflects impact of reversal of valuation allowances and other merger related tax items

5)	Reflects the removal of the elimination of discontinued operations, which relate to RVI’s sale of Value City and Filene’s Basement

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded through the merger date

7)
Reported weighted average shares outstanding are prorated for pre-merger RVI shares through the merger date and post-merger DSW shares after the merger date and through period end. Through the merger date, RVI weighted average shares outstanding are adjusted for the 0.435 exchange ratio. After the merger date, the weighted average shares outstanding reflect DSW shares converted from RVI shares as well as DSW Class A Common Shares outstanding prior to the merger. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter.

	Six months ended		Adjustments	Six months ended
	July 28, 2012			July 28, 2012
	Reported			Adjusted
Net sales	$1,070,790			$1,070,790
Cost of sales	(717,955)			(717,955)
Operating expenses	(234,041)	(1)	$258	(233,783)
Change in fair value of derivative instruments	(6,121)	(2)	6,121
Operating profit	112,673		6,379	119,052
Interest income, net	963			963
Income from continuing operations before income taxes	113,636		6,379	120,015
Income tax provision	(45,711)	(3)	(125)	(45,836)
Income from continuing operations	67,925		6,254	74,179
Total income from discontinued operations, net of tax	1,253		(1,253)
Net income	$69,178		$5,001	$74,179

Diluted shares used in per share calculations:	44,957	(4)		45,290

Diluted earnings per share:
Diluted earnings per share from continuing operations	$1.51			$1.64
Diluted earnings per share from discontinued operations	$0.03
Diluted earnings per share	$1.54			$1.64

Notes:

1)	Reflects legal fees related to the settlement of RVI shareholder litigation, other RVI legal expenses and favorable resolution of other miscellaneous RVI matters

2)	Change in fair value of derivative instruments, which relate to RVI's warrants

3)	Reflects impact of RVI-related tax expense

4)
The Reported weighted average shares outstanding represent DSW Class A Common Shares and Class B Common Shares as well as dilutive instruments. Adjusted shares used in the per share calculations reflect DSW's weighted average shares outstanding and assume full exercise of warrants at the beginning of the period.

	Six months ended		Adjustments	Six months ended
	July 30, 2011			July 30, 2011
	Reported			Adjusted
Net sales	$979,898			$979,898
Cost of sales	(652,196)			(652,196)
Operating expenses	(219,247)	(1)	$11,290	(207,957)
Change in fair value of derivative instruments	(77,819)	(2)	77,819
Operating profit	30,636		89,109	119,745
Interest (expense) income, net	(8,063)	(3)	8,981	918
Income from continuing operations before income taxes	22,573		98,090	120,663
Income tax benefit (provision)	99,701	(4)	(147,105)	(47,404)
Income from continuing operations	122,274		(49,015)	73,259
Total income from discontinued operations, net of tax	168	(5)	(168)
Net income	122,442		(49,183)	73,259
Less: net income attributable to the noncontrolling interests	(20,695)	(6)	20,695
Net income, net of noncontrolling interests	$101,747		$(28,488)	$73,259

Diluted shares used in per share calculations:	28,705	(7)		45,313

Diluted earnings per share:
Diluted earnings per share from continuing operations	$3.54			$1.62
Diluted earnings per share from discontinued operations	$0.01
Diluted earnings per share, net of noncontrolling interests	$3.54			$1.62

Notes:

1)	Reflects DSW and RVI transaction costs and RVI-related expenses

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants

3)	Interest expense related to PIES and RVI debt

4)	Reflects impact of reversal of valuation allowances and other merger related tax items

5)	Reflects the removal of the elimination of discontinued operations, which relate to RVI’s sale of Value City and Filene’s Basement

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded through the merger date

7)
Reported weighted average shares outstanding are prorated for pre-merger RVI shares through the merger date and post-merger DSW shares after the merger date and through period end. Through the merger date, RVI weighted average shares outstanding are adjusted for the 0.435 exchange ratio. After the merger date, the weighted average shares outstanding reflect DSW shares converted from RVI shares as well as DSW Class A Common Shares outstanding prior to the merger. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter.

This release contains certain Adjusted financial measures. These measures are included as a complement to Reported results because management believes these Adjusted financial measures help explain underlying performance trends in DSW's business and provide useful information to both management and investors. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should not be construed as an alternative to the Reported results determined in accordance with generally accepted accounting principles. Further, DSW's definition of Adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the Adjusted information is useful to investors for the assessment of the ongoing operations of DSW. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should be read in conjunction with DSW's and RVI's historical financial statements and notes thereto contained in DSW's and RVI's quarterly reports on Form 10-Q and annual report on Form 10-K.

SOURCE: DSW Inc.
Company Contact:
DSW Inc.
Christina Cheng
Director of Investor Relations
(855) 893-5691

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113